UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 09, 2018

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2018, Honeywell International Inc.’s (the “Company’s” or “Honeywell’s”) Board of Directors (the “Board”) nominated President and CEO Darius E. Adamczyk to serve as Chairman when current Chairman David M. Cote retires at the Company’s Annual Meeting of Shareowners on April 23, 2018. In addition, effective February 14, 2018, Honeywell’s Board elected Duncan B. Angove, 51, President of Infor, Inc., as an independent Director. Mr. Angove will stand for re-election at Honeywell’s Annual Meeting of Shareowners on April 23, 2018. He will serve on the Retirement Plans Committee and the Management Development and Compensation Committee.

A copy of the press release issued by the Company regarding the nomination of Mr. Adamczyk as Chairman and the election of Mr. Angove to its Board of Directors is attached as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01  Exhibits

(d)	Exhibits.

99.1	Press Release dated February 14, 2018, entitled “Honeywell Announces Darius Adamczyk To Assume Chairman Title In April 2018; Names Duncan B. Angove to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Jeffrey N. Neuman Jeffrey N. Neuman Vice President, Corporate Secretary and Deputy General Counsel